UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 West Bayshore Road, Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On June 30, 2005, the Board of Directors of Greater Bay Bancorp (the “Company”) appointed two new directors of the Company. These individuals will also serve as directors of Greater Bay Bank, N.A., the Company’s wholly owned subsidiary. The Company issued a press release on July 1, 2005 announcing the appointments. A copy of the press release is included herein as Exhibit 99. The information included in the press release is incorporated herein by reference and is considered to be “filed” under the Securities Exchange Act of 1934.

(1) The two new directors are Robert Kaplan and Thomas Randlett. Both appointments are effective on July 1, 2005.

(2) There are no arrangements or understandings between the new directors and any other persons, pursuant to which such director was selected as a director.

(3) The Board appointed Mr. Randlett to the Audit Committee. Mr. Kaplan has not yet been appointed to any committees.

(4) Neither Mr. Kaplan, Mr. Randlett nor any of their immediate family members has engaged in any transactions with the Company that would be reportable under Item 404 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99	Press release dated July 1, 2005 relating to director appointments, deemed “filed” under the Securities Exchange Act of 1934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: July 7, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99	Press release dated July 1, 2005 relating to director appointments, deemed “filed” under the Securities Exchange Act of 1934